1
NEWS RELEASE

EVEREST RE GROUP,

LTD.
Seon Place, 141 Front Street, 4
th

Floor, Hamilton HM 19, Bermuda
Contacts
Media: Dawn Lauer

Investors: Jon Levenson
Chief Communications Officer

Head of Investor Relations
Everest Global Services, Inc.

Everest Global Services, Inc.
908.300.7670

908.604.3169
Everest Announces Estimated Third Quarter 2021 Catastrophe Losses
HAMILTON,

Bermuda --

(BUSINESS WIRE)

– October

14, 2021

– Everest Re Group, Ltd. (“Everest”

or
the “Company”)

(NYSE:RE)

announced

today preliminary

third quarter

2021 catastrophe

losses in advance

of
its full

quarterly

earnings

to be released

on October

27, 2021.
Everest

is

estimating

total

pre-tax

net

catastrophe

losses

of

$635

million

for

the

third

quarter

2021

as
detailed in the table below.

● All amounts are net of recoveries and reinstatement premiums
● For Hurricane Ida, Everest is estimating insured industry losses of approximately $28-$30 billion
●
For

the

July European

floods,

Everest is

estimating

insured

industry

losses of

approximately

$12
billion
Amounts in USD (millions)
Reinsurance
Segment
Insurance
Segment Event Totals
Hurricane Ida 335 80 415
European Floods 220 0 220
Segment Totals 555 80 635

“The

widespread

impact

of

natural

catastrophes

in

the

third

quarter

has

affected

communities
around

the

world,”

said

Juan

C.

Andrade,

President

and

CEO

of

Everest

Re

Group.

“Our
thoughts

are

with

all

of

those

affected,

and

we

stand

ready

to

help

our

customers

and
communities as they rebuild, recover and emerge even stronger.”
About Everest Re Group, Ltd.

Everest Re

Group, Ltd.

is a

leading global

provider of

reinsurance and

insurance, operating

for
close

to

50

years

through

subsidiaries

in

the

U.S.,

Europe,

Singapore,

Canada,

Bermuda,

and
other territories.
Everest

offers

property,

casualty,

and

specialty

products

through

its

various

operating

affiliates
located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.
Additional information about

Everest, our people,

and our products

can be found

on our website
at

www.everestre.com
. All issuing companies may not do business in all jurisdictions.
This

news

release

contains

forward-looking

statements

within

the

meaning

of

the

U.S.

federal
securities

laws.

We

intend

these

forward-looking

statements

to

be

covered

by

the

safe

harbor
provisions

for forward

-looking statements

in the

U.S. Federal

securities laws.

These statements
involve

risks

and

uncertainties

that

could

cause

actual

results

to

differ

materially

from

those
contained in forward-looking

statements made on behalf

of the Company,
including the expected
closing

and

use

of

proceeds

from

the

debt

offering.

These

risks

and

uncertainties

include

the
impact

of

general

economic

conditions

and

conditions

affecting

the

insurance

and

reinsurance
industry, the

adequacy of our reserves,

our ability to assess underwriting

risk, trends in

rates for
property

and

casualty

insurance

and

reinsurance,

competition,

investment

market

and
investment income fluctuations, trends in insured

and paid losses, catastrophes, pandemic losses,
regulatory

and

legal

uncertainties

and

other

factors

described

in

our

latest

Annual

Report

on
Form 10-K.

Everest

undertakes

no obligation

to publicly

update

or

revise

any

forward-looking
statements, whether as a result of new information, future events or otherwise.